Exhibit 4.3

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED COLLATERAL AGENCY AND
INTERCREDITOR AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Amendment”), is made as of August 30, 2013, among the Secured Parties (as defined herein) of Modine Manufacturing Company, a Wisconsin corporation (the "Company" or "Borrower"), and of certain Domestic Subsidiaries (as defined below) of the Company, and JPMorgan Chase Bank, N.A., as Collateral Agent.

W I T N E S S E T H

A.  The Secured Parties and JPMorgan Chase Bank, N.A., as Collateral Agent, previously entered into that certain Amended and Restated Collateral Agency and Intercreditor Agreement dated as of August 12, 2010 (as amended and in effect from time to time, the “Intercreditor Agreement”);

B.  The parties hereto desire to amend the terms and conditions of the Intercreditor Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Defined Terms.

All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Intercreditor Agreement.

2.            Amendments to Intercreditor Agreement.

(a)            Recital A in the Intercreditor Agreement are hereby amended and restated in its entirety to read as follows:

A.            Under the Second Amended and Restated Credit Agreement dated as August 30, 2013 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, any Foreign Subsidiary Borrowers party thereto from time to time, each of the lenders party thereto from time to time (collectively, with any such lender in any capacity under the Credit Agreement, the "Lenders") and JPMorgan Chase Bank, N.A., a national banking association, as agent, the Lenders made available to the Company and certain of its Subsidiaries credit facilities (all amounts outstanding at any time in respect of the Credit Agreement, whether constituting present or future loans, letters of credit or other advances, being hereinafter collectively referred to as the "Advances").  The current aggregate commitment under the Credit Agreement is $175,000,000, with provisions allowing for an increase of up to $75,000,000, for a possible aggregate commitment under the Credit Agreement of up to $250,000,000.

(b)            The definition of “Sharing Event” in Section 1.1 of the Intercreditor Agreement is amended by replacing reference therein to “§6.3, 6.4, 6.5, 6.6, 6.9, 6.16, 6.17 or 6.18” with “Sections 7.1 through 7.8, inclusive”.

(c)            Section 4.1(b) of the Intercreditor Agreement is hereby amended by adding the following new clause (vii) to the end thereof:
1

(vii) If any Secured Party receives any Foreign Subsidiary Payments at any time on or after and during the continuance of a Special Event of Default and after any Secured Obligation Distributions have been made under Section 4.1(a)(iii), then the Collateral Agent shall recalculate (a “Recalculation”) the proportionate shares of each Secured Creditor in such Secured Obligation Distributions assuming that such Foreign Subsidiary Payment had occurred immediately prior to such Secured Obligation Distribution. If as a result of any Recalculation, and after taking into account any prior Recalculations, any Secured Party has received an amount in excess of the amount it would have received under §4.1(a)(iii) if such Foreign Subsidiary Payment had occurred immediately prior to such Secured Obligation Distribution, such Secured Party will pay over to the other Secured Parties such amount as shall result in each Secured Party receiving in respect of the Secured Obligations owing to it its proportionate payment as contemplated by §4.1(a)(iii), after giving effect to the Recalculation; provided that if all or any part of such excess payment is thereafter recovered from such Secured Party, such payment shall be rescinded and the amount returned to the extent of such recovery, but without interest.

3.            Joinder of New Party.

Sovereign Bank, N.A., as a new Lender under the Credit Agreement, hereby ratifies and agrees, from and after the date of this Amendment, to be bound by all of the covenants, agreements and other terms, conditions and provisions contained in the Intercreditor Agreement applicable to a Secured Party and a Lender.  The execution hereof by Sovereign Bank, N.A. shall be deemed to satisfy the requirement set forth in Section 6 of the Intercreditor Agreement to add Sovereign Bank, N.A.as a party to the Intercreditor Agreement.

4.            Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Intercreditor Agreement shall remain the same and the Intercreditor Agreement is ratified and confirmed.  It is declared and agreed by each of the parties hereto that the Intercreditor Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Intercreditor Agreement shall be read and construed as one instrument.  All references in the Financing Documents or any related agreement or instrument to the Intercreditor Agreement shall hereafter refer to the Intercreditor Agreement, as amended hereby and as further amended, restated or otherwise modified from time to time.

(b)           This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

(c)           This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]
2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

LENDERS:

JPMORGAN CHASE BANK, N.A., as Agent and as a Lender

By:
Name:
Title:

U.S. BANK, N.A.

By:
Name:
Title:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

BMO HARRIS BANK N.A., successor-by-merger to M&I Marshall & Ilsley Bank, as a Documentation Agent and as a Lender

By:

Print Name: Jude M. Carlin

Title: Vice President

ASSOCIATED BANK, N.A.

By:
Name:
Title:

COMERICA BANK

By:
Name:
Title:

SOVEREIGN BANK

By:
Name:
Title:

NOTEHOLDERS:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PRUDENTIAL INVESTMENT MANAGEMENT, INC. as investment manager

By:
Name:
Title:

EXECUTION VERSION

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledge and, to the extent required, consent to the terms and conditions of the First Amendment to Collateral Agency and Intercreditor Agreement (the “First Amendment”) set forth above and the transactions contemplated thereby.  Modine, LLC hereby ratifies and agrees, from and after the date of this Amendment, to be bound as a Guarantor by all of the terms of the Consent and Agreement attached to the Intercreditor Agreement (as defined in the above First Amendment).  The Intercreditor Agreement, as amended by the First Amendment, is ratified and confirmed by each of the undersigned and shall remain in full force and effect.  Each of the undersigned shall execute and deliver such other documents and instruments, if any, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case, as the Collateral Agent may reasonably request, to effectuate and carry out the provisions of the foregoing First Amendment.

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

MODINE, INC.

By:
Name:
Title:

MODINE, LLC

By:
Name:
Title: